UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

SPRING BANK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 Parkwood Drive, Suite 210 Hopkinton, MA 01748
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 473-5993

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBPH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

Loan and Security Agreement

On September 3, 2019, Spring Bank Pharmaceuticals, Inc. (the “Company”) and Sperovie Biosciences, Inc., as borrowers (collectively referred to as the “Borrower”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P., as lenders (collectively, referred to as “Lender”), and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”).

Amount. The Loan and Security Agreement provides for a $20.0 million term loan (the “Term Loan”) to be delivered in a single installment on the date on which all conditions to the funding of the Term Loan by the Lender are met (the “Closing Date”). The Borrower intends to use the proceeds of the Term Loan for working capital purposes and general corporate purposes.

Maturity. The Term Loan matures on the 48-month anniversary following the Closing Date (the “Maturity Date”) unless accelerated pursuant to an event of default, as described below. All amounts outstanding under the Term Loan will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

Interest Rate. The principal balance of the Term Loan bears interest at 8% rate per annum. Interest is payable on a quarterly basis based on the Term Loan principal amount outstanding the preceding quarter.

Amortization. Commencing on the last business day of the calendar quarter prior to the 24-month anniversary of the Closing Date and continuing on the first business day of each quarter thereafter until the Term Loan Maturity Date, the term loans shall amortize in eight quarterly installments of $2,500,000.

Prepayment Premium. The Borrower may, at its option upon at least 14 days’ written notice to the Agent (“Prepayment Notice”), prepay an amount of not less than $1,000,000 or all of the then outstanding principal balance and all accrued and unpaid interest on the Term Loan, together with a prepayment charge equal to three percent (3.0%) of the principal amount being prepaid (“Prepayment Charge”).

Conversion. The Lender may, at its option, elect to convert the then outstanding Term Loan amount and all accrued and unpaid interest thereon into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $8.76 per share, which is equal to two times the average closing price of the Company’s Common Stock during the 30 trading days prior to the execution date of the Loan and Security Agreement, subject to certain adjustments.

Security. The Borrower’s obligations are secured by a security interest, senior to any current and future debts and to any security interest, in all of Borrower’s right, title, and interest in, to and under all of Borrower’s property and other assets, subject to limited exceptions including the Borrower’s intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Borrower limiting additional indebtedness, liens, including on intellectual property, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Borrower. After the occurrence of an event of default Agent may (i) accelerate payment of all obligations, impose a Prepayment Charge, and terminate the Lender’s commitments under the Loan and Security Agreement, (ii) sign and file in Borrower’s name any notices, assignment or agreements necessary to perfect payment, or (iii) notify any of Borrower’s account debtors to make payment directly to Agent.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

In connection with the entry into the Loan and Security Agreement, the Company will issue the Lender warrants (the “Warrants”) to purchase an aggregate of 250,000 shares of the Company’s Common Stock. The Warrant will be exercisable for a period of six years from the Closing Date at a per-share exercise price of $6.57, which is equal to 1.5 times the average closing price of the Company’s Common Stock during the 30 trading days prior to the execution of the Loan and Security Agreement, subject to certain adjustments as specified in the Warrant.

Registration Rights Agreement

In connection with the Loan and Security Agreement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Lender, pursuant to which the Company will be obligated, among other things, to use its commercially reasonable efforts to (i) file a registration statement with the U.S. Securities and Exchange Commission within 45 days following the closing of the Loan and Security Agreement for purposes of registering the shares of Common Stock issuable upon exercise of the Warrant for resale by the Lender, (ii) make the registration statement declared effective as soon as practicable after filing, and in any event no later than 120 days after the closing of the Loan and Security Agreement, and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing descriptions of the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Warrant and the Registration Rights Agreement that will be filed as exhibits to the Company’s Quarterly Report for the quarter ending September 30, 2019.

Item 2.03	Creation of a Direct Financial Obligation or and Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On September 4, 2019, the Company issued a press release announcing the execution of the Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1Loan and Security Agreement, dated September 3, 2019.

99.1Press Release of the Company, dated September 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRING BANK PHARMACEUTICALS, INC.

By:	/s/ Martin Driscoll
Martin Driscoll
President and Chief Executive Officer

Date: September 4, 2019